UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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TEGNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
April 22, 2020

Glass Lewis Recommends FOR ALL 12 TEGNA Director Nominees

Glass Lewis Concludes Standard General Has Made “Unverifiable or Flatly False Allegations”

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today welcomed the recommendation by Glass Lewis & Co., a leading independent proxy advisory firm, for TEGNA shareholders to vote on the GOLD proxy card “FOR ALL” 12 of TEGNA’s highly qualified, engaged and diverse director nominees at TEGNA’s 2020 Annual Meeting of Shareholders, and rejected all of Standard General’s nominees.

Glass Lewis writes:

“Glass Lewis is of the opinion that shareholders should support the election of all of the Company's directors at this time. Despite Standard General's bleak portrayal of Tegna's past performance and its alleged lack of strategic and operational prowess under the oversight and direction of the current board and management team, we believe the Company more convincingly demonstrates, and our own analyses generally confirm, that Tegna's performance since becoming a pure-play company has been strong relative to relevant peer benchmarks and shows signs of improvement despite a challenging and evolving environment. The results achieved to date under Tegna's plan and the acquisition interest the Company attracted earlier this year should be enough evidence for investors to conclude that current leadership has Tegna pointed in the right direction, in our view.”

“Given what we found to be several unverifiable or flatly false allegations levied by the Dissident with respect to the Company's performance and strategic plan, as well as a lack of specific ideas to better optimize Tegna's performance going forward, together with Standard General's own track record of pushing for ‘transformative’ M&A in the industry … we believe the extensive board changes that Standard General seeks are unwarranted and that Tegna shareholders would be better served by voting for the entire board slate proposed by the Company.”

Howard Elias, Chairman of the Board, said, “Glass Lewis’ recommendation for shareholders to support TEGNA’s highly qualified directors is a clear recognition of the strength and performance of our existing Board and its excellent track record of value creation. Further, the Glass Lewis report affirms our deep concerns with Standard General’s nominees and the risks they pose to TEGNA’s shareholders if elected to our Board. This underscores the importance of TEGNA shareholders voting for all of the TEGNA nominees so we can continue to execute our proven strategy to create shareholder value and best serve the interests of all TEGNA shareholders.”

In its recommendation, Glass Lewis also noted:

“In light of the factors discussed above and detailed in the pages of proxy solicitation materials circulated by both sides, we believe Tegna has presented a more convincing case that it has delivered shareholder returns and generated operational performance that is generally in line with or better than that of peers since the Company's transformation into a pure-play company in 2017. We believe the board has demonstrated effective and engaged oversight as management has sought to implement a plan and strategy based on superior operational performance, strategic and accretive M&A and an openness to consider all opportunities to maximize value. We believe Tegna shareholders have reason to place their confidence in this plan and the Company's current leadership based on the results delivered to date.”

“Furthermore, we consider the Tegna board is well qualified, engaged and comprised of individuals who provide a diverse collection of experiences, backgrounds and perspectives across various industries, including media and broadcasting, as well as a range of disciplines including M&A execution and integration, technology, operational management and leadership. We also are encouraged by the board's active and ongoing refreshment process, which has led to the addition of six new independent directors over the past five years, including four since Tegna underwent its business transformation in 2017.”

“Therefore, we believe Tegna shareholders would be best served at this time by voting to elect all of the Company's director nominees.”

PROTECT THE VALUE OF YOUR INVESTMENT – A VOTE FOR TEGNA’S HIGHLY QUALIFIED BOARD IS A VOTE FOR VALUE CREATION

Shareholders are encouraged to visit TEGNAvalue.com to view more information about TEGNA’s 2020 Annual Meeting of Shareholders on April 30.

YOUR VOTE IS IMPORTANT, NO MATTER HOW
MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:
1(877) 687-1865 (toll-free from the U.S. and Canada), or
+1(412) 232-3651 (from other countries)

IMPORTANT NOTE: Please simply discard any White proxy cards sent to you by Standard General. If you have already voted using a White proxy card, you can change your vote by using the enclosed GOLD proxy card to vote by telephone, Internet or by mail.
Only your latest-dated vote will count.

Forward Looking Statements
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information
TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the TEGNA’s website, https://www.tegna.com.

About TEGNA
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

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For media inquiries, contact:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

George Sard/Stephanie Pillersdorf/Andy Duberstein
Sard Verbinnen & Co.
TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:
Douglas Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com